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                                                                    EXHIBIT 23.5

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

      We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 26, 2002, with respect to the financial statements of Blizzard Genomics, Inc. for the year ended December 31, 2001 included in the Registration Statement on Form S-1 and the related Prospectus of CytRx Corporation for the registration of 27,243,611 shares of common stock.


                                  /s/ SILVERMAN OLSON THORVILSON & KAUFMANN, LTD


Minneapolis, Minnesota
February 10, 2005